UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008 (May 12, 2008)

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2601 Annand Dr., Suite #16, Wilmington, Delaware  19808

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (302) 998-8824

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K filed with the Securities and Exchange Commission by Lightwave Logic, Inc., a Nevada corporation (“registrant”), may contain forward-looking statements that can be identified by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, and various other factors beyond the Company’s control.

Item 7.01

Regulation FD Disclosure

On May 12, 2008, Lightwave Logic, Inc. circulated a Power Point Presentation to various industry analysts and market professionals prior to various scheduled meetings between such persons and the registrant’s CEO commencing on May 13, 2008.  The full PowerPoint Presentation is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Lightwave Logic, Inc. PowerPoint Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ Harold R. Bennett
Harold R. Bennett, CEO

Dated: May 12, 2008